Exhibit 10.1

JINJISHAN (REVISED) AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 14th DAY OF April, 2008 (the "Effective Date") in replacement of the Jinjishan Agreement (the “Predecessor Agreement”) dated the 12th day of December, 2007. The purpose of this revision is to both clarify language and add indemnification clauses not included in the Predecessor Agreement.

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a British Columbia private
corporation with offices at  870 East 54th Ave, Vancouver, British
Columbia, V5X 1L7, Canada;
(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a Nevada publicly traded corporation with offices at #203 – 1030 Hamilton Street, Vancouver, British
Columbia, V6B 2R9;
(“Asian Dragon”)

PREAMBLE:

The Jinjishan Property consists of contiguous 28.3 sq km exploration license located in the northwest part of Luoning County, Henan Province, People’s Republic of China (the “Jinjishan Property”).

The “Jinjishan concentration plant (the “Jinjishan Plant”) is a processing mill on the same site.

Under Chinese law foreigners may not be directly granted exploration licenses. Instead a foreign corporation must join with a Chinese partner and form a Sino-Foreign Joint Venture Company (“JV”) which must be licensed as a business prior to any applications for an exploration license.

No Mining License is currently issued to any of the parties in this Agreement (the “Jinjishan (Revised) Agreement”) regarding the Jinjishan Property.

The Jinjishan Property has no probable or proven reserves.

The arrangements which form the structure of this contract are as follows:

1)	To create opportunities to explore properties in China, World Fortune partnered with the Jinjishan Gold Mine Company, a company under the administration of the Luoyang Gold Bureau of the People’s Republic of China (the “JGC”) to form a JV named Luoyang Canadian United Mining Ltd. (“LCUML”). World Fortune holds a 70% interest of LCUML and the JGC holds a 30% interest. This JV applied for and received a Joint Venture Business License from the People’s Republic of China (the “Chinese Government”).

2)	World Fortune met all its financial commitments under its JV Agreement with the JGC and the JGC contributed to LCUML the Exploration License for the Jinjishan Property (the “Jinjishan Exploration License”).

JINJISHAN (REVISED) AGREEMENT

3)	LCUML applied for and received transfer of registration of the Jinjishan Exploration License to the name of LCUML and concurrently entered a private agreement to purchase the Jinjishan Plant.

4)	Asian Dragon engaged World Fortune under an Agency and Cooperative Agreement to act as Asian Dragon’s agent and source opportunities for Asian Dragon in China.

5)	World Fortune proposed to LCUML and LCUML accepted an offer for World Fortune to purchase 70% of a 100% interest in the Jinjishan Exploration License and 100% of a 100% interest in the Jinjishan Plant (collectively the “Jinjishan Rights”) upon full payment for the Jinjishan Rights per the payment schedule included in a China Mineral Properties Rights Purchase Agreement (the “Jinjishan China Rights Agreement”) signed by World Fortune and LCUML on August 8, 2007. The intent of this Jinjishan China Rights Agreement was to provide WFEI with a method to effect the legal logistics to pass title of its 70% interest in the Jinjishan Exploration License into a separate Agreement which it could then sell or assign to a third party.

6)	World Fortune proposed to Asian Dragon and Asian Dragon accepted an offer for Asian Dragon to purchase the Jinjishan Rights upon assumption of World Fortune’s obligations under the Jinjishan China Rights Agreement and payment of share grants to World Fortune and World Fortune nominees.

7)	Asian Dragon will not have ownership of the Jinjishan Rights until it has fully completed the payment terms included in this Jinjishan (Revised) Agreement.

8)	Because the Jinjishan China Rights Agreement between World Fortune and LCUML includes a damages clause, World Fortune has agreed to indemnify Asian Dragon against any and all claims, monetary or otherwise, which might be made by parties to the Jinjishan China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Jinjishan (Revised) Agreement and warrants that it will not claim damages for itself in the event of such a cancellation.

9)	Once Asian Dragon has completed all payments required by this Jinjishan (Revised) Agreement, it will be deemed to have title to and will own 100% of a 100% interest in the Jinjishan Plant and 70% of a 100% interest in the Jinjishan Exploration License. LCUML will own the remaining 30% of the Jinjishan Exploration License, but LCUML’s position may be reduced if Asian Dragon makes additional payments under this Jinjishan (Revised) Agreement.

10)	Asian Dragon may cancel this Jinjishan (Revised) Agreement at any time without penalty. In the event of such cancellation, Asian Dragon will forfeit all payments made to World Fortune regarding this Jinjishan (Revised) Agreement up to the date of cancellation, but will be relieved of all liability for payments under this Jinjishan (Revised) Agreement which are either outstanding as of the date of cancellation or stipulated for future payment.

JINJISHAN (REVISED) AGREEMENT

TERMS:

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious and base metals industries in China;

AND WHEREAS Asian Dragon is a Nevada corporation whose securities trade on the NASDAQ OTCBB as well as on the Frankfurt Exchange, and whose business is the acquisition and exploitation of  precious and base metals projects and properties of merit;

AND WHEREAS World Fortune and Asian Dragon entered into the Predecessor Agreement dated December 12, 2007, such agreement which is being expressly amended and replaced by this Jinjishan (Revised) Agreement;

AND WHEREAS World Fortune has entered into the Jinjishan  China  Rights  Agreement  with LCUML  for the purchase of a 70% interest of the 100% interest in the Jinjishan Exploration License and for the purchase of  the Jinjishan Rights;

AND WHEREAS Asian Dragon has agreed to purchase the Jinjishan Rights herein from World Fortune in exchange for Asian Dragon assuming World Fortune’s responsibility for the total investment owed by World Fortune and a grant of Asian Dragon common shares to World Fortune and World Fortune nominees as consideration for World Fortune’s provision of the Jinjishan Rights to Asian Dragon;

AND WHEREAS World Fortune wishes to sell to Asian Dragon, and Asian Dragon wishes to buy from World Fortune, World Fortune’s full rights to the Jinjishan Rights upon execution of this Jinjishan (Revised) Agreement.

NOW THEREFORE THIS JINJISHAN (REVISED) AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.               Representations and Warranties of World Fortune

1.1             In order to induce Asian Dragon to enter into this Jinjishan (Revised) Agreement and complete the transactions contemplated under this Jinjishan (Revised) Agreement, World Fortune represents and warrants to Asian Dragon that:

a)	World Fortune is, and will remain during the term of this Jinjishan (Revised) Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of the Jinjishan Rights pursuant to the Jinjishan China Rights Agreement with LCUML and warrants to Asian Dragon that such Jinjishan Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

b)	World Fortune has good and sufficient right and authority to enter into this Jinjishan (Revised) Agreement and the Jinjishan China Rights Agreement and carry out its obligations under both agreements;

JINJISHAN (REVISED) AGREEMENT

c)	World Fortune has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Jinjishan Rights to Asian Dragon;

d)	World Fortune acknowledges that full payment for the Jinjishan Rights will be deemed to have taken place once all payments required in Schedule A of this Jinjishan (Revised) Agreement have been made have been made to World Fortune by Asian Dragon and World Fortune has subsequently, and in a timely manner, used such payments from Asian Dragon as are required to fulfill World Fortune’s payment responsibilities under the Jinjishan China Rights Agreement with LCUML based on the schedule included in the Jinjishan China Rights Agreement and will only use payments from Asian Dragon which are designated by Asian Dragon as payments under this Jinjishan (Revised) Agreement for the purpose of making payments to LCUML as Stipulated in the Jinjishan China Rights Agreement.

e)	World Fortune acknowledges it will indemnify Asian Dragon against any and all claims, monetary or otherwise, which may be made by parties to the Jinjishan China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Jinjishan (Revised) Agreement and warrants that it will not claim damages for itself in the event of such a cancellation.

1.2             The representations and warranties of World Fortune contained in this Jinjishan (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.                Representations and Warranties of Asian Dragon

2.1             In order to induce World Fortune to enter into this Jinjishan (Revised) Agreement and complete the transactions contemplated under this Jinjishan (Revised) Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Jinjishan (Revised) Agreement and has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to carry out its obligations contemplated under this Jinjishan (Revised) Agreement.

2.2             The representations and warranties of Asian Dragon contained in this Jinjishan (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.                Payments

3.1             World Fortune acknowledges herein that Asian Dragon has fulfilled some payment obligations under this Jinjishan (Revised) Agreement as noted in Schedule A.

3.2             Asian Dragon acknowledges herein that it is responsible to make the payments noted in Schedule A which are outstanding or scheduled.

JINJISHAN (REVISED) AGREEMENT

General

3.3             Time and each of the terms and conditions of this Jinjishan (Revised) Agreement shall be of the essence of this Jinjishan (Revised) Agreement.

3.4             The recitals to this Jinjishan (Revised) Agreement constitute a part of this Jinjishan (Revised) Agreement.

3.5             This Jinjishan (Revised) Agreement constitutes the entire Jinjishan (Revised) Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

3.6             No alteration, amendment, modification or interpretation of this Jinjishan (Revised) Agreement or any provision of this Jinjishan (Revised) Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

3.7             Whenever the singular or masculine is used in this Jinjishan (Revised) Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

3.8             The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Effective Date, reasonably require in order to carry out the full intent and meaning of this Jinjishan (Revised) Agreement.

3.9             Any notice, request, demand or other communication, or any delivery, to be given or made under this Jinjishan (Revised) Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Jinjishan (Revised) Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

3.10            This Jinjishan (Revised) Agreement shall not be assigned by a party hereto without the written permission of the other party.

3.11            This Jinjishan (Revised) Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

3.12            This Jinjishan (Revised) Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

JINJISHAN (REVISED) AGREEMENT

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED

by WORLD FORTUNE ENTERPRISE INC.,
in the presence of:

/s/ Danny Tong
Signature of Witness
Name of Witness: Danny Tong
Address of Witness: 870 East 54th Avenue,
Vancouver, BC, Canada V5X 1L7
Occupation of Witness: Consultant

) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) ) ) )

SIGNED, SEALED & DELIVERED
by ASIAN DRAGON GROUP INC.,
in the presence of:

/s/ Samuel Lupton
Signature of Witness

Name of Witness: Samuel Lupton
Address of Witness: c/o #203 – 1030 Hamilton
Street, Vancouver, BC, Canada V6B 2R9
Occupation of Witness:  Lawyer

) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP, INC. ) per: John Karlsson, Director ) ) ) )

JINJISHAN (REVISED) AGREEMENT

- SCHEDULE A -

PART ONE – Monetary Commitments:

Project Item	Installments Required	Payments Made	Balance Due	Deadlines

Initial payment	$ 1,792,593	$ 1,792,593	$ Nil	August 29, 2007
Installment one	507,407	-	507,407	October 1, 2007
Installment two	500,000	-	500,000	March 1, 2008
Installment three	500,000	-	500,000	October 1, 2008
Total	$ 3,300,000	$ 1,792,593	$ 1,507,407

PART TWO – Share Payment Commitments:

Parties	Installments Required	Payments Made	Balance Due	Deadline

World Fortune	250,000	250,000	Nil	August 29, 2007
World Fortune nominees	1,000,000	1,000,000	Nil	August 29, 2007
Total Shares	1,250,000	1,250,000	Nil

JINJISHAN (REVISED) AGREEMENT

- SCHEDULE A -

PART THREE – Additional Provisions:

  Asian Dragon can further develop the Jinjishan Properties as well as expand the business and is entitled to increase its ownership share to a maximum of 85% provided that total additional investments toward the purchase increase toward 85% do not exceed a total of Chinese Renminbi Yuan 100 Million.

  LCUML shall always retain a minimum 15% carried interest in the Jinjishan properties.

  Asian Dragon is unilaterally responsible for all capital input.